EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES THIRD QUARTER 2023 RESULTS
- Third Quarter 2023 Revenue Grew 18% Year-Over-Year to $306.3 Million -
- Third Quarter 2023 Organic Revenue Growth(1) of 19% -
TAMPA, FLORIDA - November 7, 2023 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the third quarter ended September 30, 2023.
THIRD QUARTER 2023 HIGHLIGHTS
•Revenue increased 18% year-over-year to $306.3 million
•Organic Revenue Growth was 19% year-over-year
•GAAP net loss of $32.0 million and GAAP diluted loss per share of $0.29
•Adjusted Net Income(2) of $33.8 million, or $0.29(2) per fully diluted share
•Adjusted EBITDA(3) grew 53% year-over-year to $64.0 million
•Adjusted EBITDA Margin(3) of 21%, a 480 basis point increase compared to 16% in the prior-year period
“The robust underlying health, momentum and operating leverage in our business was evident in this quarter’s results, as we generated organic growth of 19% and approximately 480 basis points of margin accretion versus the third quarter of 2022, on the back of continued execution, growing contribution from prior investments and ongoing efforts to drive greater free cash flow from the business,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “As a result, net cash from business operations grew by $39 million year over year despite a $36 million increase in cash paid for interest. Additionally, as a result of the growth in Adjusted EBITDA during the quarter, leverage now sits at 4.8x, representing meaningful progress over the last 12 months toward our goal of rapidly reducing leverage. We remain well positioned heading into 2024 and beyond to continue generating sustainable double-digit top line organic growth, durable and consistent margin accretion and creating long-term value for our shareholders.”
LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2023, cash and cash equivalents were $79.0 million and the Company had $276.0 million of borrowing capacity under its revolving credit facility.
NINE MONTHS 2023 RESULTS
•Revenue increased 27% year-over-year to $933.9 million
•Organic Revenue Growth of 20% year-over-year

•GAAP net loss of $101.5 million and GAAP diluted loss per share of $0.93
•Adjusted Net Income of $114.9 million, or $0.98 per fully diluted share
•Adjusted EBITDA grew 30% year-over-year to $204.6 million
•Adjusted EBITDA Margin of 22%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss third quarter 2023 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP Group represents over two million Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Organic Revenue for the three and nine months ended September 30, 2022 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2023 was $255.7 million and $734.1 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and nine months ended September 30, 2023. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income (loss) attributable to BRP Group and reconciliation of Adjusted Diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2022 and in BRP Group’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of BRP Group. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com
PRESS
Anna R. Rozenich, Senior Director - Enterprise Communications
Baldwin Risk Partners
(630) 561-5907 | anna.rozenich@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenues:
Commissions and fees	$306,270	$259,368	$933,907	$734,676

Operating expenses:
Commissions, employee compensation and benefits	220,469	195,920	676,659	522,518
Other operating expenses	47,165	47,212	141,254	124,424
Amortization expense	23,183	23,180	69,505	59,912
Change in fair value of contingent consideration	13,914	21,695	55,065	(10,809)
Depreciation expense	1,453	1,216	4,250	3,309
Total operating expenses	306,184	289,223	946,733	699,354

Operating income (loss)	86	(29,855)	(12,826)	35,322

Other income (expense):
Interest expense, net	(30,580)	(20,766)	(87,600)	(45,748)
Other income (expense), net	(1,351)	3,914	(193)	25,151
Total other expense	(31,931)	(16,852)	(87,793)	(20,597)

Income (loss) before income taxes	(31,845)	(46,707)	(100,619)	14,725
Income tax expense	161	—	904	—
Net income (loss)	(32,006)	(46,707)	(101,523)	14,725
Less: net income (loss) attributable to noncontrolling interests	(14,377)	(21,914)	(45,865)	8,007
Net income (loss) attributable to BRP Group	$(17,629)	$(24,793)	$(55,658)	$6,718

Comprehensive income (loss)	$(32,006)	$(46,707)	$(101,523)	$14,725
Comprehensive income (loss) attributable to noncontrolling interests	(14,377)	(21,914)	(45,865)	8,007
Comprehensive income (loss) attributable to BRP Group	(17,629)	(24,793)	(55,658)	6,718

Basic earnings (loss) per share	$(0.29)	$(0.43)	$(0.93)	$0.12
Diluted earnings (loss) per share	$(0.29)	$(0.43)	$(0.93)	$0.11
Weighted-average shares of Class A common stock outstanding - basic	60,549,080	57,282,132	59,791,435	56,430,095
Weighted-average shares of Class A common stock outstanding - diluted	60,549,080	57,282,132	59,791,435	59,895,371

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$78,965	$118,090
Restricted cash	115,429	112,381
Premiums, commissions and fees receivable, net	595,359	531,992
Prepaid expenses and other current assets	12,370	9,936
Total current assets	802,123	772,399
Property and equipment, net	24,378	25,405
Right-of-use assets	88,586	96,465
Other assets	41,738	45,935
Intangible assets, net	1,044,824	1,099,918
Goodwill	1,421,849	1,422,060
Total assets	$3,423,498	$3,462,182
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$502,081	$471,294
Producer commissions payable	65,855	53,927
Accrued expenses and other current liabilities	131,418	125,743
Related party notes payable	1,525	1,525
Current portion of contingent earnout liabilities	97,620	46,717
Total current liabilities	798,499	699,206
Revolving line of credit	324,000	505,000
Long-term debt, less current portion	969,711	809,862
Contingent earnout liabilities, less current portion	175,657	220,219
Operating lease liabilities, less current portion	81,510	87,692
Other liabilities	241	164
Total liabilities	2,349,618	2,322,143
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	333	487
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 64,229,313 and 61,447,368 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	642	614
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 52,486,094 and 54,504,918 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	742,553	704,291
Accumulated deficit	(152,422)	(96,764)
Stockholder notes receivable	—	(42)
Total stockholders’ equity attributable to BRP Group	590,778	608,104
Noncontrolling interest	482,769	531,448
Total stockholders’ equity	1,073,547	1,139,552
Total liabilities, mezzanine equity and stockholders’ equity	$3,423,498	$3,462,182

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(101,523)	$14,725
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	73,755	63,221
Change in fair value of contingent consideration	55,065	(10,809)
Share-based compensation expense	46,637	26,065
(Gain) loss on interest rate caps	489	(25,420)
Payment of contingent earnout consideration in excess of purchase price accrual	(22,639)	(48,943)
Amortization of deferred financing costs	3,577	3,894
Other loss	797	369
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable, net	(63,367)	(97,126)
Prepaid expenses and other current assets	(6,294)	(11,087)
Right-of-use assets	7,671	(15,076)
Accounts payable, accrued expenses and other current liabilities	32,793	70,282
Operating lease liabilities	(4,162)	16,992
Other liabilities	—	(3,740)
Net cash provided by (used in) operating activities	22,799	(16,653)
Cash flows from investing activities:
Capital expenditures	(14,157)	(15,400)
Cash consideration paid for asset acquisitions	(2,118)	(3,356)
Investment in business ventures	(673)	(791)
Cash consideration paid for business combinations, net of cash received	—	(387,919)
Net cash used in investing activities	(16,948)	(407,466)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(26,808)	(47,218)
Proceeds from revolving line of credit	88,000	512,000
Payments on revolving line of credit	(269,000)	(20,000)
Proceeds from issuance of long-term debt	170,000	—
Payments on long-term debt	(6,815)	(6,382)
Payments of debt issuance costs	(4,447)	(1,751)
Proceeds from the sale and settlement of interest rate caps	7,893	19,587
Tax distributions to BRP LLC members	(408)	(9,393)
Proceeds from repayment of stockholder notes receivable	42	156
Distributions to VIEs	(385)	—
Net cash provided by (used in) financing activities	(41,928)	446,999
Net increase (decrease) in cash and cash equivalents and restricted cash	(36,077)	22,880
Cash and cash equivalents and restricted cash at beginning of period	230,471	227,737
Cash and cash equivalents and restricted cash at end of period	$194,394	$250,617

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue and Organic Revenue Growth), net income (loss) (for Adjusted EBITDA and Adjusted EBITDA Margin), net income (loss) attributable to BRP Group (for Adjusted Net Income), diluted earnings (loss) per share (for Adjusted Diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate Organic Revenue based on commissions and fees for the relevant period by excluding investment income and the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include commissions and fees that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2022 are excluded from Organic Revenue for 2022. However, after June 1, 2023, results from June 1, 2022 to December 31, 2022 for such Partners are compared to results from June 1, 2023 to December 31, 2023 for purposes of calculating Organic Revenue Growth in 2023. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define Adjusted Net Income as net income (loss) attributable to BRP Group adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted diluted weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Reconciliation of guidance regarding Adjusted EBITDA, Organic Revenue Growth, Adjusted Diluted EPS and free cash flow to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2023	2022	2023	2022
Commissions and fees	$306,270	$259,368	$933,907	$734,676

Net income (loss)	$(32,006)	$(46,707)	$(101,523)	$14,725
Adjustments to net income (loss):
Interest expense, net	30,580	20,766	87,600	45,748
Amortization expense	23,183	23,180	69,505	59,912
Change in fair value of contingent consideration	13,914	21,695	55,065	(10,809)
Share-based compensation	14,598	8,388	46,637	26,065
Transaction-related Partnership and integration expenses	3,774	12,128	18,007	29,552
Depreciation expense	1,453	1,216	4,250	3,309
Severance	875	260	3,373	1,135
Income tax provision	161	—	904	—
(Gain) loss on interest rate caps	818	(4,151)	489	(25,420)
Other(1)	6,659	5,109	20,289	13,083
Adjusted EBITDA	$64,009	$41,884	$204,596	$157,300
Adjusted EBITDA Margin	21%	16%	22%	21%
__________
(1)    Other addbacks to Adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue and Organic Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2023	2022	2023	2022
Commissions and fees	$306,270	$259,368	$933,907	$734,676
Partnership commissions and fees(1)	(985)	(85,638)	(44,696)	(234,601)
Investment income	(2,038)	—	(4,601)	—
Organic Revenue	$303,247	$173,730	$884,610	$500,075
Organic Revenue Growth(2)	$47,523	$38,014	$150,471	$91,825
Organic Revenue Growth %(2)	19%	28%	20%	22%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three and nine months ended September 30, 2022 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2023 was $255.7 million and $734.1 million, respectively, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three and nine months ended September 30, 2023.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income (loss) attributable to BRP Group and reconciles Adjusted Diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net income (loss) attributable to BRP Group	$(17,629)	$(24,793)	$(55,658)	$6,718
Net income (loss) attributable to noncontrolling interests	(14,377)	(21,914)	(45,865)	8,007
Amortization expense	23,183	23,180	69,505	59,912
Change in fair value of contingent consideration	13,914	21,695	55,065	(10,809)
Share-based compensation	14,598	8,388	46,637	26,065
Transaction-related Partnership and integration expenses	3,774	12,128	18,007	29,552
(Gain) loss on interest rate caps, net of cash settlements	3,771	(3,602)	8,382	(24,871)
Depreciation	1,453	1,216	4,250	3,309
Amortization of deferred financing costs	1,244	1,420	3,577	3,894
Severance	875	260	3,373	1,135
Other(1)	6,659	5,109	20,289	13,083
Adjusted pre-tax income	37,465	23,087	127,562	115,995
Adjusted income taxes(2)	3,709	2,286	12,629	11,484
Adjusted Net Income	$33,756	$20,801	$114,933	$104,511

Weighted-average shares of Class A common stock outstanding - diluted	60,549	57,282	59,791	59,895
Dilutive effect of unvested stock awards	3,941	3,675	3,931	—
Exchange of Class B common stock(3)	52,862	55,151	53,367	55,743
Adjusted diluted weighted-average shares outstanding	117,352	116,108	117,089	115,638

Adjusted Diluted EPS	$0.29	$0.18	$0.98	$0.90

Diluted earnings (loss) per share	$(0.29)	$(0.43)	$(0.93)	$0.11
Effect of exchange of Class B common stock and net income (loss) attributable to noncontrolling interests per share	0.02	0.03	0.06	0.02
Other adjustments to earnings (loss) per share	0.59	0.60	1.96	0.87
Adjusted income taxes per share	(0.03)	(0.02)	(0.11)	(0.10)
Adjusted Diluted EPS	$0.29	$0.18	$0.98	$0.90
___________
(1)    Other addbacks to Adjusted Net Income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
(2)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Free Cash Flow”)
The following table reconciles free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Nine Months Ended September 30,
(in thousands)	2023	2022
Net cash provided by (used in) operating activities	$22,799	$(16,653)
Adjustments to net cash provided by (used in) operating activities:
Change in premiums, commissions and fees receivable, net	63,367	97,126
Change in accounts payable, accrued expenses and other current liabilities	(32,793)	(70,282)
Payment of contingent earnout consideration in excess of purchase price accrual	22,639	48,943
Free cash flow	$76,012	$59,134

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission